Exhibit 1.1

EXECUTION VERSION

CAPITALWORKS EMERGING MARKETS ACQUISITION CORP

($10.00 per Unit)

UNDERWRITING AGREEMENT

November 30, 2021

Barclays Capital Inc.

As Representatives of the several
Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Capitalworks Emerging Markets Acquisition Corp, a Cayman Islands exempted company (the “Company”), proposes to sell 20,000,000 units (the “Firm Units”), each unit consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”) of the Company and one-half of one redeemable warrant (the “Public Warrants”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”) an option to purchase from the Company up to 3,000,000 units on the terms set forth in Section 2 of this Agreement (the “Additional Units”). The Firm Units and the Additional Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Company by the Underwriters. If no other Underwriters are listed on Schedule I hereto, each of the terms Representatives and Underwriters shall refer only to Barclays Capital Inc., and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Class A Ordinary Shares and Warrants (as defined below) included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (unless the Representatives inform the Company of their decision to allow earlier separate trading), subject to (a) the Company's preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the U.S. Securities and Exchange Commission (the “Commission”) on a Form 8-K or similar form by the Company that includes such audited balance sheet and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Class A Ordinary Share for $11.50 per share during the period commencing on the later of 30 days after the completion of an initial Business Combination (as defined below) or 12 months from the date of the initial public offering contemplated by this Agreement (the “Offering”) and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation; provided, however, that pursuant to the Warrant Agreement (as defined below), a fractional warrant may not be exercised, so that only a whole warrant may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

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The Company has entered into an Investment Management Trust Agreement, effective as of the date hereof, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Warrants (as defined below), and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Units and the Additional Units, if and when issued.

The Company has entered into a Warrant Agreement, dated as of the date hereof, with respect to the Warrants (as defined below) with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants (as defined below).

The Company has entered into a Securities Subscription Agreement, dated as of May 12, 2021, with CEMAC Sponsor LP, a Cayman Islands exempted limited partnership (the “Sponsor”), filed as Exhibit 10.7 to the Registration Statement (the “Securities Subscription Agreement”), pursuant to which the Sponsor purchased an aggregate of 5,750,000 Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.004 per share. Up to 750,000 Founder Shares are subject to forfeiture depending on the extent to which the Underwriters’ over-allotment option is exercised. The Founder Shares are substantially similar to the Class A Ordinary Shares included in the Units except as described in the Prospectus (as defined below).

The Company has entered into a Private Placement Warrants Purchase Agreement, dated as of the date hereof, with the Sponsor in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Private Warrant Purchase Agreement”), pursuant to which the Sponsor agreed to purchase an aggregate of 10,500,000 warrants (or 11,700,000 warrants if the Over-Allotment Option (as defined below) is exercised in full), each entitling the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, at a price of $1.00 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”). The Private Placement Warrants are substantially similar to the Public Warrants except as described in the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares (including any Class A Ordinary Shares issued or issuable upon conversion of such Founder Shares), the Private Placement Warrants (including any Class A Ordinary Shares issued or issuable upon the exercise of such Private Placement Warrants) and any Private Placement Warrants that may be issued upon conversion of working capital loans or extension loans (including any Class A Ordinary Shares issued or issuable upon the exercise of such Private Placement Warrants).

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The Company has entered into an agreement, dated as of the date hereof, with the Sponsor and each of the Company’s executive officers, directors and security holders prior to the Offering, in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Letter Agreement”).

The Company has entered into an Administrative Services Agreement, dated as of the date hereof, with an affiliate of the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to the Sponsor a total of $20,000 per month for administrative and support services for up to 15 months (or 18 months from the closing of the Offering if the period of time to consummate a Business Combination is extended, as described in more detail in the Prospectus). Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

The Company has entered into a Forward Purchase Agreement, dated as of June 15, 2021, with Camber Base, LLC (the “Investor”), filed as Exhibit 10.9 to the Registration Statement (the “Forward Purchase Agreement”), pursuant to which immediately prior to the closing of the Company’s initial Business Combination, the Company shall issue and sell, and the Investor or a subsidiary or affiliate of the Forward Purchase Investor, as determined by the Investor, will purchase 2,000,000 Class A Ordinary Shares (the “Forward Purchase Shares”) and 1,000,000 Warrants (the “Forward Purchase Warrants” and together with the Forward Purchase Shares, the “Forward Purchase Units”), for an aggregate purchase price of $20,000,000, on the terms and conditions set forth therein.

1.            Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)            A registration statement on Form S-1 (File No. 333-260513) relating to the Units (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) has become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives of the Underwriters (the “Representatives”). As used in this Agreement:

(A)            “Applicable Time” means 4:34 P.M. (New York City time) on the date hereof;

(B)            “Effective Date” means the date and time at which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission in accordance with the rules and regulations under the Securities Act;

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(C)            “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(D)            “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto;

(E)            “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(F)            “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(G)            “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(H)            “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)            From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and will be an “emerging growth company”, as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c)            As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

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(d)            The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of Barclays Capital Inc., with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto.

(e)            (i) At the time of filing the Registration Statement, (ii) as of the date hereof and (iii) on the applicable Delivery Date (as defined below), the Company was, is and will be an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act).

(f)            The Company has prepared and filed, in accordance with Section 12 of the Exchange Act, and the rules and regulations thereunder, a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-41108) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the classes of securities consisting of the Units, the Class A Ordinary Shares and the Warrants. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(g)            The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(h)            The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i)            The Prospectus will not, as of its date or as of the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

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(j)            The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(k)            The road show materials listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from such road show materials listed in Schedule III hereto made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(l)            No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from such Written Testing-the-Waters Communication listed on Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e); and the Company has filed publicly on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Units. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Units will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(m)            The Company has not, directly or indirectly, prepared, used or referred to any “Free Writing Prospectus” (as defined in Rule 405 under the Securities Act).

(n)            The Company has been duly incorporated, is validly existing and in good standing as an exempted company under the laws of the Cayman Islands and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company (a “Material Adverse Effect”). The Company has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

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(o)            The Company has an authorized capitalization as set forth under the heading “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws.

(p)            The Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

(q)            The Class A Ordinary Shares included in the Units and the Forward Purchase Shares have been reserved for issuance and have been duly and validly authorized and, when issued against payment therefor as provided herein and the amended and restated memorandum and articles of association of the Company and the Forward Purchase Agreement, as applicable, and upon entry in the Register of Members of the Company, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

(r)            The Public Warrants and the Forward Purchase Warrants, when executed, authenticated, issued and delivered in a manner set forth in the Warrant Agreement against payment for the Units by the Underwriters as provided herein and for the Forward Purchase Units as provided in the Forward Purchase Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(s)            The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly executed, authenticated and issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

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(t)            The Class A Ordinary Shares issuable upon exercise of the Public Warrants, Forward Purchase Warrants and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued against payment therefor pursuant to the Warrant Agreement, the Forward Purchase Agreement and the amended and restated memorandum and articles of association of the Company, as applicable, and upon registration in the Register of Members of the Company, will be validly issued, fully paid and non-assessable; the holders of such Class A Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Class A Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Class A Ordinary Shares (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(u)            The Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(v)            The share capital of the Company, including the Units, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the certificates for the Units are in due and proper form.

(w)            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Trust Agreement, the Securities Subscription Agreement, the Warrant Agreement, the Private Warrant Purchase Agreement, the Registration Rights Agreement, the Letter Agreement, the Administrative Services Agreement and the Forward Purchase Agreement.

(x)            This Agreement has been duly and validly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y)            The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z)            The Forward Purchase Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

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(aa)          The Securities Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb)          The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc)          The Private Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd)          The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each director and director nominee party thereto, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such director and director nominee, respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ee)          The Letter Agreement has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each of the Company’s officers, directors and director nominees, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such officer, director and director nominee party thereto, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such officer, director and director nominee, respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ff)          The Administrative Services Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

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(gg)          The issue and sale of the Units and the Private Placement Warrants, the execution, delivery and performance by the Company of its obligations under this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Private Warrant Purchase Agreement, the Registration Rights Agreement, the Letter Agreement, the Administrative Services Agreement and the Forward Purchase Agreement, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Units and the Private Placement Warrants as described under the caption “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the Company’s amended and restated memorandum and articles of association (or similar organizational documents) of the Company; or (iii) result in any violation of any law, statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(hh)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the issue and sale of the Units, the execution, delivery and performance by the Company of its obligations under this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Private Warrant Purchase Agreement, the Registration Rights Agreement, the Letter Agreement, the Administrative Services Agreement and the Forward Purchase Agreement, the consummation of the transactions contemplated hereby, and the application of the proceeds from the sale of the Units as described under the caption “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Units by the Underwriters.

(ii)            The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(jj)          Marcum LLP, who have certified certain financial statements of the Company, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

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(kk)          The Company maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company reviewed or audited by Marcum LLP and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls.

(ll)          (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(mm)          Since the date of the most recent balance sheet of the Company reviewed or audited by Marcum LLP and the Audit Committee, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(nn)          There is and has been no failure on the part of the Company and any of the Company’s directors or executive officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

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(oo)            Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, the Company has not (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether foreign or domestic), (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any dividend on its shares, and since such date, there has not been any change in the share capital, long-term debt, total assets or total current liabilities of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)          The Company does not own any property (real or personal, excluding for the purposes of this Section 1(pp), the matters covered by Section 1(qq)); the property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being available for use by the Company is available for use thereby under a valid and enforceable agreement in accordance with its terms.

(qq)          The Company has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(rr)          The Company does not own or possess any inventions, patent applications, patents, trademarks (whether registered or unregistered), trade names, service names, copyrights, trade secrets or other proprietary information owned or licensed by it; the Company has not infringed or is not infringing the intellectual property of a third party, and the Company has not received notice of a claim by a third party to the contrary.

(ss)          There are no legal or governmental proceedings pending to which the Company or the Sponsor is a party or of which any property or assets of the Company or the Sponsor is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

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(tt)          There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Company does not have knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(uu)          Other than directors’ and officers’ liability insurance, the Company does not maintain any insurance covering its operations, personnel and businesses; such directors’ and officers’ liability insurance is in full force and effect on the date hereof and will be in full force and effect at the time of purchase and each additional time of purchase, if any; the Company does not have reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions.

(vv)          No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(ww)          No labor disturbance by or dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx)            The Company (i) is not in violation of its amended and restated memorandum and articles of association (or similar organizational documents), (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is not in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or its own privacy policies and (iv) has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(yy)          Except as described in the most recent Preliminary Prospectus, (i) there are no proceedings that are pending, or known to be contemplated, against the Company under any applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any national, state, regional or local authority, relating to pollution, the protection of human health or safety (to the extent such health and safety relates to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment (including natural resources), or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the Company is in compliance with Environmental Laws, including with respect to liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, except for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) the Company does not anticipate capital expenditures relating to Environmental Laws that would, individually or in the aggregate, have a Material Adverse Effect.

(zz)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has (i) filed all U.S. federal, state and local and non-U.S. tax returns required to be filed by it through the date hereof, subject to permitted extensions, and (ii) has paid all taxes due and payable by it except for any such tax that is currently being contested in good faith.

(aaa)          The statistical and market-related data included in the most recent Preliminary Prospectus and the financial statements of the Company included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(bbb)          The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, as well as the offering and sale of the Private Placement Warrants, and the application of the proceeds thereof, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ccc)          The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Securities,” “Tax Considerations,” “Party Transactions,” “Principal Shareholders,” “Proposed Business – Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” and “Underwriting,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(ddd)          Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(eee)          The Company has not sold or issued any securities that would be integrated with the Offering pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission, including for the avoidance of doubt, the Forward Purchase Units.

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(fff)          Neither the Company nor, the Sponsor nor any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(ggg)          The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market (“Nasdaq”).

(hhh)          The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus and the Prospectus.

(iii)            The Company is not in violation of and has not received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(jjj)          None of the Company, the Sponsor, any director, officer, employee, or, to the knowledge of the Company, after reasonable inquiry, any director nominee, agent, affiliate or other person associated with or acting on behalf of the Company has in the course of its actions for, or on behalf of, the Company: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-bribery and anti-corruption statute or regulation. The Company, the Sponsor, the Company’s directors, officers, employees, and, to the knowledge of the Company, the Company’s agents and affiliates, have conducted and will conduct their respective businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-bribery and anti-corruption statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith. The Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in any manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of the FCPA, the Bribery Act 2010 or any other applicable anti-briery or anti-corruption statute or regulation.

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(kkk)          The operations of the Company and the Sponsor and its affiliates are and have been and will be conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(lll)          None of the Company, the Sponsor, any director, officer, employee or, to the knowledge of the Company, after reasonable inquiry, any director nominee, agent, or affiliate of the Company is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company has not knowingly engaged in for the past five years, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(mmm)          The Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(nnn)          All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(ooo)            Prior to the date hereof, the Company has not selected any potential Business Combination target and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential Business Combination target.

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(ppp)          There is and has been no failure on the part of the Company to, or to the knowledge of the Company after reasonable inquiry, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable) and immediately following the Effective Date the Company and, to the knowledge of the Company after reasonable inquiry, the officers or directors of the Company, in their capacities as such, will be in compliance with, the phase-in provisions of the rules and regulations of Nasdaq and all other provisions of Nasdaq corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(qqq)          The issuance and sale of the Units as contemplated hereby will not cause any holder of any shares, securities convertible into or exchangeable or exercisable for shares or options, warrants or other rights to purchase shares or any other securities of the Company to have any right to acquire any preference shares of the Company.

(rrr)          Except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(sss)          To the Company’s knowledge after reasonable inquiry, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

(ttt)          To the Company’s knowledge, (i) there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”), (ii) the Company has not been notified of, and there has been no event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, (iii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, and (iv) the Company has implemented security, backup and disaster recovery technology consistent with industry standards and practices.

(uuu)          Each of the Company and, to the knowledge of the Company after reasonable inquiry, the Sponsor was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the other transactions contemplated by this Agreement and as described in the Prospectus.

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(vvv)      The Company has no debt securities or preference shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act).

(www)    Upon delivery and payment for the Units on the applicable Delivery Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(xxx)       No third-party approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the holders of the Units. Under current laws and regulations of the Cayman Islands, any amounts payable with respect to the Units upon Liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Units may be paid by the Company to the holders of the Units in United States Dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, and no such payments made to holders thereof or therein who are non-residents of the Cayman Islands will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any taxing authority thereof or therein.

(yyy)     Neither the Company nor any of its subsidiaries is, and upon the sale of the Units contemplated by this Agreement will become, a “passive foreign investment company” (as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder).

(zzz)       There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Firm Units and, if purchased, the Additional Units.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

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2.    Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 20,000,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine. In addition, the Company grants to the Underwriters the option (the “Over-Allotment Option”) to purchase up to 3,000,000 Additional Units. Such Over-Allotment Option is exercisable in the event that the Underwriters sell more shares than the number of Firm Units in the Offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Additional Units is $9.80 per Unit (the “Purchase Price”).

The Company is not obligated to deliver any of the Firm Units or Additional Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

In addition to the discount from the public offering price represented by the Purchase Price set forth above, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit purchased hereunder (the “Deferred Discount”), subject to Section 5(mm) herein. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Company’s amended and restated memorandum and articles of association and the funds held under the Trust Agreement are distributed to the holders of the Class A Ordinary Shares included in the Units sold pursuant to this Agreement (the “Public Shareholders”), (a) the Underwriters will forfeit any rights or claims to the Deferred Discount and (b) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

3.     Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4.    Delivery of and Payment for the Units. Delivery of and payment for the Firm Units (including the Deferred Discount) shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Firm Units being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

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The Over-Allotment Option will expire 45 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the Over-Allotment Option will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised, the names in which the Additional Units are to be registered, the denominations in which the Additional Units are to be issued and the date and time, as determined by the Representatives, when the Additional Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the fifth business day after the date on which the Over-Allotment Option shall have been exercised. Each date and time the Additional Units are delivered is sometimes referred to as an “Additional Unit Delivery Date”, and the Initial Delivery Date and any Additional Unit Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Additional Units by the Company and payment for the Additional Units (including the Deferred Discount) by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On each Additional Unit Delivery Date, the Company shall deliver, or cause to be delivered, the Additional Units, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Additional Units being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Additional Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5.    Further Agreements of the Company and the Underwriters. The Company agrees:

(a)           To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the Exchange Act Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Exchange Act Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

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(b)          To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)         To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the Offering or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(d)         To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(e)         Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(f)          Not to make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(g)         As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

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(h)         Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(i)          Beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (x) (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Unit, Class A Ordinary Share, Founder Share, or any other securities of the Company that are substantially similar to the foregoing, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file, confidentially submit or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Units or any other securities of the Company that are substantially similar to the Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, Class A Ordinary Shares, Class B ordinary shares, par value $0.0001 per share, Warrants or any other securities of the Company that are substantially similar to the foregoing, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of such security or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, that the Company may (A) issue and sell the Private Placement Warrants, (B) issue and sell the Additional Units on exercise of the Over-Allotment Option, (C) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares and the Private Placement Warrants and any warrants that may be issued upon conversion of working capital loans or extension loans (and any Class A Ordinary Shares issued upon conversion of the Founder Shares) and (D) issue securities in connection with a Business Combination or (y) release the Sponsor or any officer, director or director nominee from the lock-up contained in the Letter Agreement or amend such lock-up provision.

(j)          At least one business day prior to the Delivery Date, the Company shall cause the purchase price for the Private Placement Warrants to be deposited into the Trust Account such that the cumulative amount deposited in the Trust Account as of such Delivery Date shall equal the product of the number of Units in the Offering as of such Delivery Date and $10.20.

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(k)         To apply the net proceeds from the sale of the Units and the Private Placement Warrants received by it substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(l)          To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(m)         If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 of the Securities Act.

(n)         The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) completion of the Lock-Up Period.

(o)        If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (i) any distribution by the Company of Written Testing-the-Waters Communications and (ii) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(p)       The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the Offering.

(q)       The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

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(r)         For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation (as defined below) occurs, the Company will use its best efforts to maintain the registration of the Units, Class A Ordinary Shares and Warrants under the provisions of the Exchange Act (except, in the case of the Units, after the completion of a Business Combination); the Company will not deregister the Units, Class A Ordinary Shares or Warrants under the Exchange Act (except, in the case of the Units, after the completion of a Business Combination) without the prior written consent of the Representatives; “Liquidation” means the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Class A Ordinary Shares held by the Public Shareholders pursuant to the terms of the Company’s amended and restated memorandum and articles of association, as may be amended, if the Company fails to consummate a Business Combination.

(s)        The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the time of purchase (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering at the time of purchase; as soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the time of purchase, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet; additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Over-Allotment Option, the Company shall promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Additional Units and its receipt of the proceeds therefrom.

(t)          For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Class A Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters of the year prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(u)         For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from any Representative, furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as any Underwriter may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.

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(v)           In no event will the amounts payable by the Company for administrative and support services exceed $20,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination or the Liquidation occurs.

(w)          The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company from a financial point of view; other than as set forth in this subsection, the Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that such officers, directors and affiliates may (i) receive reimbursement for out-of-pocket expenses incurred by them related to identifying, investigating and consummating a Business Combination to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) be repaid for loans as described in the Registration Statement; and (iii) be paid $20,000 per month for administrative and support services pursuant to the Administrative Services Agreement.

(x)            For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and counsel for the Underwriters a notification prior to entering into the agreement or transaction relating to a potential Business Combination containing: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering; the Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable. To the extent that the Company discloses arrangements with respect to the Underwriters, the Company will provide the Underwriters with an opportunity to review and comment on any such tender offer materials or proxy statement.

(y)          The Company shall advise FINRA, the Representatives and counsel for the Underwriters if the Company is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a member of FINRA participating in the distribution of the Company’s securities.

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(z)           The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants required to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Preliminary Prospectus and the Prospectus; the Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act; furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(aa)         During the period prior to the Company’s initial Business Combination or the Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes; otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(bb)         The Company agrees not to amend, modify or otherwise change the Warrant Agreement, the Trust Agreement, the Securities Purchase Agreement, the Private Warrant Purchase Agreement, the Registration Rights Agreement, the Forward Purchase Agreement, the Letter Agreement and the Administrative Services Agreement without the prior written consent of the Representatives which will not be unreasonably withheld. Furthermore, the Trust Agreement shall provide that the trustee is required to obtain a joint written instruction signed by both the Company and the Representatives with respect to the transfer of the funds held in the Trust Account from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representatives.

(cc)         The Company will reserve and keep available the maximum number of its authorized but unissued securities that are issuable upon the conversion of the Founder Shares and upon settlement of the Forward Purchase Shares and the exercise of any of the Warrants and Forward Purchase Warrants outstanding from time to time.

(dd)         Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any Class A Ordinary Shares or any options or other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Class A Ordinary Shares on a Business Combination.

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(ee)         The Company’s independent directors will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(ff)          The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(gg)        To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)         As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the rules and regulations of Nasdaq;

(ii)           The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated memorandum and articles of association, as may be amended.

(jj)           The Company will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders.

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(kk)         The Company may consummate the initial Business Combination and conduct redemptions of shares of Class A Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission; such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Class A Ordinary Shares held by such shareholder for an amount of cash per share equal to (i) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (A) the net proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (B) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (ii) the total number of Class A Ordinary Shares sold in the Offering (the “Public Shares”) then outstanding; however, if the Company elects not to file such tender offer documents, a shareholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”); with respect to the initial Business Combination Vote, if any, the Sponsor and each of the Company’s directors and officers party to the Letter Agreement has agreed to vote all of their respective Founder Shares and any other Class A Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination; if the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Class A Ordinary Shares the right to have its Class A Ordinary Shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (i) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (A) the net proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (B) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (ii) the total number of Public Shares then outstanding; if the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the shareholders at a duly-held shareholders meeting are voted to approve such Business Combination; if, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem Class A Ordinary Shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption; only Public Shareholders holding Class A Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of securities of the Company in connection therewith; in the event that the Company does not effect a Business Combination by 15 months from the closing of the Offering (or 18 months from the closing of the Offering if the period of time to consummate a Business Combination is extended, as described in more detail in the Prospectus) (or such later date as has been approved pursuant to the Company’s amended and restated memorandum and articles of association), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including interest not previously released to the Company to pay taxes, and less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under applicable law to provide for claims of creditors and the requirements of other applicable law; only Public Shareholders holding Class A Ordinary Shares shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company; the Company will not propose any amendment to its amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within 15 months from the closing of the Offering (or 18 months from the closing of the Offering if the period of time to consummate a Business Combination is extended, as described in more detail in the Prospectus) (or such later date as has been approved pursuant to the Company’s amended and restated memorandum and articles of association), as described in Section 162 of the Company’s amended and restated memorandum and articles of association, unless the Company offers the right to redeem the Public Shares in connection with such amendment.

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(ll)           In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with each such Underwriter’s standard policies regarding confidential information.

(mm)       Upon the consummation of the initial Business Combination, the Company will pay to the Underwriters the Deferred Discount pro rata based on the number of Firm Units set forth opposite the name of each Underwriter on Schedule I attached hereto; payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account; the Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount; if the Company fails to consummate its initial Business Combination within 15 months from the closing of the Offering (or 18 months from the closing of the Offering if the period of time to consummate a Business Combination is extended, as described in more detail in the Prospectus) (or such later date as has been approved pursuant to the Company’s amended and restated memorandum and articles of association), the Deferred Discount will not be paid to the Underwriters and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders; in connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

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(nn)         For so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Class A Ordinary Shares.

(oo)         [Reserved]

(pp)        To use commercially reasonable efforts to effect and, for a period commencing on the Effective Date and ending at least five years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Class A Ordinary Shares ceases to be publicly traded, maintain the listing of the Class A Ordinary Shares on Nasdaq.

(qq)         The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, sales, registration, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Units and on the execution and delivery of this Agreement. All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

6.             Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs and fees incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units, including any stamp or transfer taxes payable in connection with the original issuance of the Units, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing of the Exchange Act Registration Statement and under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Written Testing-the-Waters Communication and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any “road show” presentations, any Written Testing-the-Waters Communication and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $25,000); (f) the listing of the Units on Nasdaq; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(h) and the preparation, printing and distribution of a Blue Sky memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the preparation and printing of the investor presentations or any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the Representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

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7.            Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. The Exchange Act Registration Statement shall have been filed and shall have become effective under the Exchange Act.

(b)           No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

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(d)           DLA Piper LLP (US) shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives.

(e)           Walkers (Cayman) LLP shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives.

(f)           The Representatives shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, such opinion and negative assurance letter, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)          At the time of execution of this Agreement, the Representatives shall have received from Marcum LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)            With respect to the letter of Marcum LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “Initial Letter”), the Representatives shall have received a letter from Marcum LLP (the “Bring-Down Letter”) addressed to the Representatives and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than 3 days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

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(i)            The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)            That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)           That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii)          That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth; and

(iv)          To the effect of Section 7(j) (provided that no representation with respect to the judgment of the Representatives need be made).

(j)            (i) the Company shall not have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the share capital, long-term debt, total assets or total current liabilities of the Company or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

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(k)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            Nasdaq shall have approved the Units for listing subject only to official notice of issuance and evidence of satisfactory distribution.

(m)          The Company shall have furnished to the Representatives at the time of purchase executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Private Warrant Purchase Agreement, the Registration Rights Agreement, the Letter Agreement, the Administrative Services Agreement and the Forward Purchase Agreement.

(n)          FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(o)          On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

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8.            Indemnification and Contribution.

(a)            The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” and any Testing-the-Waters Communication (“Marketing Materials”), or (C) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Marketing Materials or any Blue Sky Applications, any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)            Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any Marketing Materials or Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any Marketing Materials or Blue Sky Application a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

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(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

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(d)            If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount of the total underwriting discounts and commissions received by such Underwriter with respect to the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

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(e)            The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the first paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any Marketing Materials.

9.            Defaulting Underwriters.

(a)            If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Units, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 9(a) hereof, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of Units, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2 hereof.

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(c)            If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 9(a) hereof, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of Units, or if the Company shall not exercise the right described in Section 9(b) hereof, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.            Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(i) and 7(j) hereof shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11.            Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.            Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

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13.            No Fiduciary Duty. The Company acknowledges and agrees that in connection with the Offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering.

14.            Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)            if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c) hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and

(b)            if to the Company, shall be delivered or sent by mail or electronic mail to the address of the Company set forth in the Registration Statement, Attention: Roberta F. Brzezinski, Chief Executive Officer (roberta.b@capitalworksem.com).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives. A party may change its address for the purpose of receiving all statements, requests, notices and agreements by delivery of written notice of such address change in accordance with the provisions of this Section 14.

15.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director) of the Company, the officers of the Company, the employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

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16.            Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.            Definition of the Terms “Business Day” and “Affiliate”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

18.            Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

19.            Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Roberta Brzezinski, as its authorized agent in the State of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 14 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

20.            Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

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21.            Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

22.            Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.            Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the offering and sale of the Units shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paperbased record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

24.            Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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25.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 25, the following terms shall have the following meaning: (w) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (x) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (y) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (z) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Capitalworks Emerging Markets Acquisition Corp

By:	/s/ Roberta Brzezinski
Name: Roberta Brzezinski
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted:

Barclays Capital Inc.

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By:	/s/ Andrew Garcia
Name:Andrew Garcia
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.	20,000,000
Total	20,000,000

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price per unit: $10.00

2. Number of units offered: 20,000,000

SCHEDULE III

ROAD SHOW MATERIALS

Road Show Presentation dated November 29, 2021.

SCHEDULE IV

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Investor Presentation, dated July 12, 2021.

Investor Presentation, dated September 14, 2021.

Investor Presentation, dated October 27, 2021.